                                                                    EXHIBIT 16.1

(UHY LLP CERTIFIED PUBLIC ACCOUNTANTS LOGO)

                                                 26200 American Drive, Suite 400
                                                 Southfield, MI 48034-6173

                                                 Phone 248-355-0280
                                                 Fax 248-355-0157
                                                 Web www.uhy-us.com

July 6, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549

Commissioners:

We have read the statements made by Lotus Bancorp, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Lotus Bancorp, Inc. dated July 6, 2007. We agree with the statements concerning our Firm in such form 8-K. We have no basis to agree or disagree on the information in the third paragraph of Item 4.01 of Form 8-K.

Very truly yours,


/s/ UHY LLP

UHY LLP

Enclosure

       An Independent Member of Urbach Hacker Young International Limited